UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2020 (September 30, 2020)

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KLDiscovery Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38789	61-1898603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8201 Greensboro Dr. Suite 300 McLean, VA	22102
(Address of principal executive offices)	(Zip Code)

(703) 288-3380

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 5.02 Compensatory Arrangements of Certain Officers

Amendment and Novation to Employment Agreement with Christopher Weiler

In connection with the KLDiscovery Inc.’s (the “Company”) business combination with Pivotal Acquisition Corp. (the “Business Combination”) on December 19, 2019, the Board of Directors approved a new severance arrangement with Christopher Weiler.  On September 30, 2020, the Company and Mr. Weiler entered into an Amendment and Novation to Employment Agreement (“Weiler Agreement”) formalizing this arrangement.  Under the Weiler Agreement, in the event that Mr. Weiler’s employment is terminated either by the Company without cause or by Mr. Weiler for good reason, subject to his execution and non-revocation of a general release of claims and continued compliance with his restrictive covenant obligations, Mr. Weiler would be entitled to receive (i) an amount in cash equal to the sum of his base salary and a pro-rated bonus for the year in which his termination occurs, and (ii) direct payment of or reimbursement for continued medical, dental or vision coverage pursuant to COBRA for up to 12 months. In the event that Mr. Weiler’s employment is terminated either by the Company without cause or by Mr. Weiler for good reason, in either case, within three months prior to or twelve months following a change in control, then in lieu of the severance benefits described above, subject to his execution and non-revocation of a general release of claims and continued compliance with his restrictive covenant obligations, Mr. Weiler would be entitled to receive (i) an amount in cash equal to 1.5 times the sum of his base salary plus his target annual bonus for the year of termination, (ii) direct payment of or reimbursement for continued medical, dental or vision coverage pursuant to COBRA for up to 18 months and (iii) accelerated vesting of all unvested equity or equity-based awards held by him that vest solely based on the passage of time, with any such awards that vest based on the attainment of performance-vesting conditions being governed by the terms of the applicable award agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLDiscovery Inc.
Date: October 1, 2020	By:	/s/ Dawn Wilson
	Name:	Dawn Wilson
	Title:	Chief Financial Officer